UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

GOLDEN GRAIN ENERGY, LLC

(Exact Name of Registrant as Specified in Charter)

Iowa	000-51177	02-0575361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1822 43rd St. SW
Mason City, IA		50401
(Address of principal executive offices)		(Zip Code)

(641) 423-8525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 16, 2007, our board of directors implemented a minimum unit transfer limitation of 1,000 units effective April 17, 2007 as is permitted by our operating agreement.  Our board believes the absence of such a restriction places an undue administrative burden and expense on us relative to the benefits of not having such a limitation. Current members who hold less than 1,000 units will be permitted to transfer the units without board approval.  A notice will be posted on our website announcing the new minimum transfer limitation.  The notice will be in substantially the same form as the following:

Minimum Transfer:  There is a minimum unit transfer limitation of one thousand (1,000) units in any one transaction.  Transferors may not transfer less than 1,000 units without permission from the GGE board of directors.  Any Transferor who wishes to transfer less than 1,000 units in any one transaction must first obtain the permission of the GGE board of directors by contacting the board of directors in writing at the address listed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

April 17, 2007	/s/ Christine Marchand
Date	Christine Marchand, Chief Financial Officer